Exhibit 5.1

Mehdi Khodadad

+1 650 843 5005

mkhodadad@cooley.com

October 26, 2017

Sunesis Pharmaceuticals, Inc.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as counsel to Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you have requested our opinion with respect to certain matters in connection with the offering by the Company of (a)(i) up to 7,500,000 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), and (ii) warrants (the “Common Warrants”) to purchase up to 3,750,000 shares (the “Common Warrant Shares”) of the Common Stock, to be issued pursuant to that certain Common Stock Underwriting Agreement (the “Common Agreement”), dated October 25, 2017, among the Company, Cowen and Company, LLC, and Wells Fargo Securities, LLC, as representatives (the “Common Representatives”) of the underwriters named in Schedule A thereto, and pursuant to Registration Statement No. 333-195779 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated June 10, 2014, included therein (the “Base Prospectus”), and the related prospectus supplement, dated October 25, 2017, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Common Prospectus Supplement”), and (b)(i) up to 2,500 shares of the Company’s Series D Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”, and together with the Common Stock, the “Shares”), which Preferred Stock is convertible into up to 2,500,000 shares of Common Stock (the “Conversion Shares”), and (ii) warrants (the “Preferred Warrants”, and together with the Common Warrants, the “Warrants”) to purchase up to 1,250,000 shares (together with the Common Warrant Shares, the “Warrant Shares”) of the Common Stock, to be issued pursuant to that certain Preferred Stock Underwriting Agreement (together with the Common Agreement, the “Agreements”), dated October 25, 2017, among the Company, Cowen and Company, LLC, and Wells Fargo Securities, LLC, as representatives (together with the Common Representatives, the “Representatives”) of the underwriters named in Schedule A thereto, and pursuant to the Registration Statement filed with the Commission under the Act, the Base Prospectus, and the related prospectus supplement, dated October 25, 2017, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus and the Common Prospectus Supplement, the “Prospectuses”). The Common Stock, the Preferred Stock and the Warrants are to be sold by the Company as described in the Registration Statement and the Prospectuses.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectuses, the Company’s Amended Restated Certificate of Incorporation (as amended) and Amended and Restated Bylaws, the Agreements and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion

COOLEY LLP    3175 HANOVER STREET    PALO ALTO, CA    94304-1130

T : (650) 843-5000  F: (650) 849-7400  COOLEY.COM

Sunesis Pharmaceuticals, Inc.

October 26, 2017

Page Two

expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii) Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii) We express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

With regard to our opinion below with respect to securities of the Company to be issued after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of the Company’s common stock, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company cause the Warrants to be exercisable for, or the Preferred Stock to be convertible into, more shares of the Company’s common stock than the number that then remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

COOLEY LLP    3175 HANOVER STREET    PALO ALTO, CA    94304-1130

T : (650) 843-5000  F: (650) 849-7400  COOLEY.COM

Sunesis Pharmaceuticals, Inc.

October 26, 2017

Page Three

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and binding obligations of the Company, the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Agreements, the Registration Statement and the Prospectuses, will be validly issued, fully paid and nonassessable, (ii) the Conversion Shares issuable upon the conversion of the Preferred Stock, when issued upon the conversion of the Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, (iii) the Warrants, when sold as contemplated in the Registration Statement and the Prospectuses will be valid and binding obligations of the Company, and (iv) the Warrant Shares, when issued and paid for upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectuses included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K.

[Signature page to follow]

COOLEY LLP    3175 HANOVER STREET    PALO ALTO, CA    94304-1130

T : (650) 843-5000  F: (650) 849-7400  COOLEY.COM

Sunesis Pharmaceuticals, Inc.

October 26, 2017

Page Four

Very truly yours,

Cooley LLP

By:	/s/ Mehdi Khodadad
Mehdi Khodadad

COOLEY LLP    3175 HANOVER STREET    PALO ALTO, CA    94304-1130

T : (650) 843-5000  F: (650) 849-7400  COOLEY.COM